FOR IMMEDIATE RELEASE
Date: Contact:	September 18, 2009 Duane K. Bickings 202-772-3600

Abigail Adams National Bancorp, Inc.
Common Stock to be Delisted from
Nasdaq Global Market upon
Completion of Merger with
Premier Financial Bancorp, Inc.

Washington, DC — Abigail Adams National Bancorp, Inc. (NASDAQ:AANB), (“Adams”), a bank holding company with offices in Washington DC, Maryland and Virginia, announced today that its acquisition by Premier Financial Bancorp, Inc. (“Premier”) is expected to be completed as of the close of business on September 30, 2009. If the acquisition is completed as planned, effective at the close of business on September 30, 2009, Adams common stock par value $0.01 per share will be delisted from the Nasdaq Global Market and the common stock will be deregistered from registration with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

Upon completion of the acquisition of Adams by Premier, Adams shareholders will receive 0.4461 shares of Premier Financial Bancorp, Inc. common stock. The shareholders of each Company approved the merger at their respective special meeting of shareholders, both of which were held on September 1, 2009.

SOURCE: Abigail Adams National Bancorp